Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

GLOBAL SUNRISE, INC.

A meeting of the Board of Directors of Global Sunrise Inc. (the “Corporation”), was held on March 4th 2007 in New York, NY at 9:00 AM  Eastern Standard Time.

Directors participating in the meeting were:

Brant E. Hodyno and Peter Hodyno

The Board unanimously resolved the following:

RESOLVED:

That  Mr. Pierre Besuchet of Geneva Switzerland and Mr. Abdul Majeed Al-Fahim if Dubai, United Arab Emirates be appointed to the corporation’s board of directors to serve until the next annual meeting of shareholders.

Motion passed.

RESOLVED:

that the resignation of Mr. Peter Hodyno, Director and Secretary be accepted, effective this date.

Motion passed.

Brant Hodyno, the corporation’s President and Treasurer agreed to take over the duties of Secretary

There being no further business, the meeting was adjourned.

s/s Brant E. Hodyno

     Brant E. Hodyno, President, CEO and Secretary